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
                                                               Exhibit 21
                                                               ----------


                                CML GROUP, INC.
                        SUBSIDIARIES OF CML GROUP, INC.*
                        -------------------------------

                                                Jurisdiction
      Name of Subsidiary                      of Incorporation
      ------------------                      ----------------
  OBW, Inc.                                     Massachusetts
  Britches of Georgetowne, Inc.**               Delaware
  Britches of Georgetowne, Inc.**               Texas
  Britches Holdings, Inc.                       Delaware
  Extension 229, Inc.                           Virginia
  Canterbury Tales (H.K.) Limited               Hong Kong
  Britches (HK) Limited                         Hong Kong
  Easitrades Limited                            Hong Kong
  Butcon Limited                                Hong Kong
  Bontik Limited                                Hong Kong
  OCR, Inc.                                     Delaware
  C.R.S.S. Advertising, Inc.                    New Hampshire
  The Nature Company***                         California
  The Nature Company (Canada), Inc.***          Canada
  The Nature Company Limited***                 United Kingdom
  The Nature Company International, Inc.***     California
  ODG, Inc.                                     Nevada
  NordicTrack, Inc.+                            Minnesota
  NordicTrack GmbH+                             Germany
  NordicTrack (U.K.) Ltd.+                      United Kingdom
  NordicTrack (Australia) Pty Ltd.+             Australia
  Nordic Advantage, Inc.                        Minnesota
  Nordic Advantage of Columbus, Inc.            Minnesota
  Nordic Advantage of Ontario, Inc.             Canada
  Nordic Advantage of Canada, Ltd.              Minnesota
  NordicTrack (Netherlands) B.V.                Netherlands
  WFH Group, Inc.                               Delaware
  Biscuit Factory Publications Incorporated++   Massachusetts
  CML International (FSC), Ltd.                 U.S. Virgin Is.
  Smith & Hawken, Ltd.+++                       Delaware

  --------------
  *    Direct and indirect wholly-owned subsidiaries
  **   Does business as Britches of Georgetowne and Britches Great Outdoors
  ***  Does business as The Nature Company
  +    Does business as NordicTrack
  ++   Does business as Hear Music
  +++  Does business as Smith & Hawken

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